Exhibit 3 Consent of Independent Accountants

We consent to the inclusion in Post-Effective Amendment No. 10 to the Registration Statement (File No. 87762) under the Securities Act of 1933 of the Hirtle Callaghan Trust, comprised of the Value Equity Portfolio, Growth Equity Portfolio, Small Capitalization Equity Portfolio, International Equity Portfolio, Limited Duration Municipal Bond Portfolio, Intermediate Term Municipal Term Portfolio and Fixed Income Portfolio on Form N-1A of our report dated August 15, 1997, on our audit of the financial statements and financial highlights of the Value Equity Portfolio, Growth Equity Portfolio, Small Capitalization Equity Portfolio, International Equity Portfolio, and Limited Duration Municipal Bond Portfolio, which report is included in the Annual Report to Shareholders for the year ended June 30, 1997. We also consent to the reference to our Firm under the heading "Financial Statements" in the Prospectus and "Independent Accountants and Financial Statements" in the Statement of Additional Information.


Coopers & Lybrand L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 12, 1998